As filed with the Securities and Exchange Commission on May 2, 2007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Interactive Brokers Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	30-0390693
(State of incorporation or organization)	(IRS Employer Identification No.)

ONE PICKWICK PLAZA
GREENWICH, CONNECTICUT	06830
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, $0.01 par value per share	The NASDAQ Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this Form relates:  333-138955 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.    Description of Registrant’s Securities to be Registered

The description of Class A Common Stock, par value $0.01 per share, of Interactive Brokers Group, Inc. (the “Registrant”) contained in the section entitled “Description of Capital Stock” in the Prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-138955), initially filed with the Securities and Exchange Commission on November 27, 2006, as amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein.  Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.    Exhibits

The following exhibits to this Registration Statement have been filed as exhibits to the Registration Statement and are hereby incorporated herein by reference:

Exhibit Number	Document
3.1	Amended and Restated Certificate of Incorporation of Interactive Brokers Group, Inc.*

3.2	Bylaws of Interactive Brokers Group, Inc.*

*                    Incorporated by reference to the corresponding exhibit filed with the Registration Statement, SEC File No. 333-138955, initially filed with the Securities and Exchange Commission on November 27, 2006, as amended from time to time.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INTERACTIVE BROKERS GROUP, INC.

By	/s/ Paul J. Brody
	Name:	Paul J. Brody
	Title:	Chief Financial Officer, Treasurer and Secretary

Date: May 2, 2007

INDEX TO EXHIBITS

Exhibit Number	Document
3.1	Amended and Restated Certificate of Incorporation of Interactive Brokers Group, Inc.*

3.2	Bylaws of Interactive Brokers Group, Inc.*

*                    Incorporated by reference to the corresponding exhibit filed with the Registration Statement, SEC File No. 333-138955, initially filed with the Securities and Exchange Commission on November 27, 2006, as amended from time to time.